Exhibit 16.1

May 20, 2025

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-7561

Re: Drilling Tools International Corporation

EIN No. 87-2488708

Commissioners:

We have read Item 4.01 of Drilling tools International Corporation’s Form 8-K dated May 20, 2025, and we agree with the statements concerning our Firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/ s / Weaver and Tidwell, L.L.P.

Austin, Texas